AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT dated as of the 4th day of April, 2012, to the Fund Accounting Servicing Agreement, dated as of June 22, 2006, as amended, (the “Fund Accounting Agreement”), is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the “Trust”), on behalf of its separate series, the Portfolio 21 Funds, and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Fund Accounting Agreement; and

WHEREAS, the parties desire to amend the fees of a certain series of the Trust) and

WHEREAS, Section 15 of the Fund Accounting Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit L to the Fund Accounting Agreement is hereby superseded and replaced with Amended Exhibit L attached hereto.

Except to the extent amended hereby, the Fund Accounting Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Eric W. Falkeis	By: /s/ Michael R. McVoy

Name: Eric W. Falkeis	Name: Michael R. McVoy
Title: President	Title: Executive Vice President

4/2012	1

Amended Exhibit L to the PMP Fund Accounting Servicing Agreement

Name of Series
Portfolio 21 Fund
Portfolio 21 Institutional Class

Portfolio 21

Base fee on first $[  ] - $[   ]
[  ] bp on next $[  ]
[  ] bp on the balance

Multiple Classes
~~Each class is an additional 25% of the charge of the initial class.~~ Eliminated/Permanently waived effective March 2012

Master/Feeder Funds
Each master and feeder is charged according to the schedule.

Multiple Manager Funds
Additional base fee:
$[    ] per manager/sub-advisor per fund

Conversion and extraordinary services quoted separately

NOTE – All schedules subject to change depending upon the use of derivatives – options, futures, short sales, etc.

All fees are billed monthly plus out-of-pocket expenses, including pricing, corporate action, and factor services:

    •  $[  ] Domestic and Canadian Equities
    •  $[  ] Options
    •  $[  ] Corp/Gov/Agency Bonds
    •  $[  ] CMOs
    •  $[  ] International Equities and Bonds
    •  $[  ] Foreign rates
    •  $[  ] Municipal Bonds
    •  $[  ] Money Market Instruments
    •  $[  ] /fund/month – Mutual Fund Pricing
    •  $[  ] /equity Security/Month Corporate Actions Monitoring
    •  $[  ] /International Equity Security/Month Corporate Actions Monitoring
    •  $[  ] / month Manual Security Pricing (>[  ]/day)

Factor Services (BondBuyer)

    •  $[  ] / CMO/month
    •  $[  ] /Mortgage Backed/month
    •  $[  ] /month Minimum Per Fund Group

Fees are billed monthly.
Subject to CPI increase, Milwaukee MSA

Advisor’s Signature below acknowledges approval of the fee schedule on this Amended Exhibit L.

PORTFOLIO 21 INVESTMENTS, INC.

By:  /s/ Carsten Henningsen

Name: Carsten Henningsen

Title: CEO

Date: 4/17/12

4/2012	2